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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Tier Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIER TECHNOLOGIES, INC.
2001 N. Main Street, Suite 500
Walnut Creek, California 94596

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 28, 2004

To The Shareholders Of Tier Technologies, Inc.:

        Notice Is Hereby Given that the Annual Meeting of Shareholders of Tier Technologies, Inc., a California corporation ("Tier" or the "Company"), will be held on Wednesday, January 28, 2004 at 2:00 p.m. local time at Tier's headquarters located at 2001 N. Main Street, Suite 500, Walnut Creek, California, 94596 for the following purposes:

1.
To elect seven directors to serve for the ensuing year and until their successors are elected.

2.
To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending September 30, 2004.

3.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        The Board of Directors has fixed the close of business on December 1, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

Deanne M. Tully Secretary

Walnut Creek, California
December 26, 2003

All Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

TIER TECHNOLOGIES, INC.
2001 N. Main Street, Suite 500
Walnut Creek, California 94596

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

JANUARY 28, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Tier Technologies, Inc., a California corporation ("Tier" or the "Company"), for use at the Annual Meeting of Shareholders to be held on January 28, 2004, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Tier's headquarters, located at 2001 N. Main Street, Suite 500, Walnut Creek, California 94596. The Company intends to mail this proxy statement and accompanying proxy card on or about December 26, 2003 to all shareholders entitled to vote at the Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Class A common stock and Class B common stock (collectively, the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Shareholders Sharing the Same Address

        For shareholders holding their shares of Common Stock through a bank, broker or other holder of record (a "street-name shareholder") who share a single address, only one copy of the annual report, notice of annual meeting and proxy statement are being delivered to that address unless contrary instructions from any Tier shareholder at that address have been received by the Company. This practice, known as "householding," reduces the Company's printing and postage costs. Any such street-name shareholder who wishes to receive a separate copy of this notice of annual meeting and proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record of such shareholder's shares of Common Stock, or the Company by telephone at (925) 937-3950 or by mail to Tier Technologies, Inc., 2001 N. Main Street, Suite 500, Walnut Creek, CA 94596, Attention Secretary. Any street-name shareholder who is receiving multiple copies of this notice and proxy statement or accompanying annual report may contact the Company at the phone number or address above to request that a single copy of this material be delivered to that address in the future.

Voting Rights and Outstanding Shares

        Only holders of record of Class A common stock and Class B common stock at the close of business on December 1, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on December 1, 2003, the Company had outstanding 880,000 shares of Class A common stock and

17,868,179 shares of Class B common stock. Holders of Class A common stock and Class B common stock vote together as a single class on the matters to be considered and acted upon at the Annual Meeting, except holders of Class B common stock have the right to vote as a single class for the election of three of the seven director nominees.

        Each share of Class A common stock is entitled to ten votes and each share of Class B common stock is entitled to one vote. An affirmative vote of a majority of the votes that are voted at the Annual Meeting, in person or by proxy, is required for approval of each item being submitted to the shareholders for consideration, with the exception of the election of directors, where the nominees receiving the highest number of votes entitled to be cast therefore shall be elected (see "Proposal 1"). An election inspector appointed by the Board shall receive and tabulate proxies and votes cast in person at the Annual Meeting. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2001 N. Main Street, Suite 500, Walnut Creek, California 94596, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Shareholder Proposals

        The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's annual meeting of shareholders to be held in 2005 pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC") is August 28, 2004. Proposals and director nominations for such meeting that are not to be included in such proxy statement and proxy must be received by the Company at 2001 N. Main Street, Suite 500, Walnut Creek, California 94596, no later than 60 days nor more than 90 days prior to the date of such meeting, but if less than 70 days advance notice or prior public disclosure of the date of such meeting is given or made by the Company, the Company must receive such proposals and director nominations by the close of business on the tenth day following the mailing of notice of the date of such annual meeting or public disclosure of the date of such annual meeting, whichever occurs first.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board is currently composed of seven directors. The Governance and Nominating Committee has determined that Charles Berger, Samuel Cabot III, Morgan P. Guenther, Ronald Rossetti, and William C. Van Faasen are independent pursuant to the Nasdaq Stock Market, Inc. ("Nasdaq") listing standards' definition of independence for board members. Mr. Van Faasen has informed us that, due to a substantial increase in his professional responsibilities, he will no longer serve on the Company's Board of Directors following the Annual Meeting, and as a result is not seeking re-election to the Board of Directors at the Annual Meeting.

        There are seven nominees listed below for the seven Board positions authorized. Each of the seven nominees has been nominated by the Governance and Nominating Committee of the Board. Six of the seven nominees currently serve as directors of the Company; of the six serving directors, five were elected by the Company's shareholders at the last annual meeting. James R. Weaver was elected a director by the Board in October 2003. T. Michael Scott has also been nominated by the Governance and Nominating Committee for election to the Board. The Governance and Nominating Committee has determined that Mr. Scott meets Nasdaq's listing standards' definition of independence. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, or until such director's earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

        The Company's Amended and Restated Articles of Incorporation (the "Articles") provide that the holders of Class B common stock shall vote as a separate class and be entitled to elect that number of directors that is the largest integral number that is less than 50% of the authorized number of directors (three of the seven directors), in a slate separate from the election of the remaining directors. The following three individuals have been nominated for election by the holders of Class B common stock voting as a separate class: Messrs. Cabot, Guenther and Rossetti. The three Class B common stock nominees receiving the highest number of affirmative votes from the holders of the Class B common stock shall be elected.

        The Articles provide that the holders of Class A common stock and Class B common stock shall vote as a single class to elect the remaining four directors. The following four individuals have been nominated for election by the holders of Class A common stock and Class B common stock, voting as a single class: Messrs. Berger, Bildner, Scott and Weaver. The four nominees receiving the highest number of affirmative votes from the holders of the Class A and Class B common stock shall be elected.

        With respect to the election of directors, the Company's Bylaws allow for cumulation of votes to which each such shareholder is entitled, meaning that each shareholder may cast his or her authorized allotment of votes for one or more candidates as the shareholder sees fit. Shareholders are entitled to cumulation of votes only if a shareholder has given notice at the meeting, prior to the vote, of an intention to cumulate votes, and then only for nominees properly placed in nomination prior to the voting.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Governance and Nominating Committee may propose.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

        The names of the nominees and certain information about the nominees for director are set forth below:

Name	Age	Position Held With the Company
Charles W. Berger(1)(2)	49	Director
James L. Bildner	49	Chairman of the Board
Samuel Cabot III(1)(2)(3)(4)	63	Director
Morgan P. Guenther(3)(4)	49	Director
Ronald L. Rossetti(3)(4)	60	Director
T. Michael Scott(5)	45	Director nominee
James R. Weaver	46	President & Chief Executive Officer/ Director

(1)
Member of the Compensation Committee.

(2)
Member of the Governance and Nominating Committee.

(3)
Member of the Audit Committee.

(4)
Class B common stock director.

(5)
If Mr. Scott is elected a director at the Annual Meeting, he has been designated to serve as a member of the Compensation Committee and the Governance and Nominating Committee effective January 28, 2004.

        Mr. Berger has served as a director of Tier since January 2002. Since April 2003, he has served as President and Chief Executive Officer of Nuance Communications, Inc., a publicly traded company that develops and markets speech recognition software. From December 2001 to December 2002, he was President and Chief Executive Officer of Vicinity Corporation, a publicly traded company providing location-based marketing services. Vicinity was acquired by Microsoft Corporation in December 2002. He has also served as the managing director of Volatilis, LLC, a private investment and aviation services firm, since its founding in June 2001. Prior to forming Volatilis, Mr. Berger served as Chairman and Chief Executive Officer of AdForce, Inc., an online advertising company, from July 1997 to June 2001. AdForce provided on-line advertising management and delivery services to publishers, completed an initial public offering in May 1999 and was acquired by CMGi, an Internet operating and development company, in January 2000. Previously, Mr. Berger served as Chairman and Chief Executive Officer of Radius, Inc., a maker of peripheral products for graphics and video applications, from 1993 to 1997. Prior to joining Radius, Mr. Berger was Senior Vice President for Worldwide Sales, Operations and Support at Claris Corporation, a developer of desktop-to-web information management software, from 1992 to 1993. Mr. Berger is also on the Board of Directors of Nuance Communications, Inc., Vicinity Corporation, Efficient Market Services and FreeFlyer, Inc. Mr. Berger received a B.S. from Bucknell University and an MBA from the University of Santa Clara.

        Mr. Bildner joined Tier as Chairman of the Board and a director in November 1995, served as Chief Executive Officer from December 1996 to August 2003, and served as President from July 2000 through December 2001. Under the terms of his separation agreement, Mr. Bildner will continue as an employee of Tier until April 2004. Mr. Bildner is a trustee of Lesley University in Boston and Case Western Reserve University in Cleveland. He also serves on the Board of Visitors of Case Western Reserve School of Law, as a Corporate Trustee of the Trustees of the Reservation, an Overseer of Children's Hospital and Medical Center of Boston, a member of the National Council of Environmental Defense, and serves on the Board of Directors of Australia's Lizard Island Reef Research Foundation, the Coral Reef and Marine Science Foundation, the Maine Island Trail Association and on the Alumni Council of Dartmouth College. Mr. Bildner holds an A.B. from Dartmouth College and a J.D. from Case Western Reserve School of Law.

        Mr. Cabot has served as a director of Tier since January 1997. He has served as President of Samuel Cabot Inc., a manufacturer and marketer of premium quality exterior stains and architectural coatings, since 1978, and as Chairman of its Board of Directors since February 2000. He is also on the Board of Directors of Plasticolors, Inc., Blue Cross Blue Shield of Massachusetts, Inc., Fiduciary Trust Co. and Reed & Barton Inc., and is Chairman of Associated Industries of Massachusetts (AIM). Mr. Cabot also served two years in Chile as a Peace Corps volunteer. Mr. Cabot received an A.B. from Dartmouth College and an MBA from Boston University.

        Mr. Guenther has served as a director of Tier since August 1999. Since February 2003, Mr. Guenther has acted as a private consultant to technology companies. From October 2001 through January 2003, Mr. Guenther served as President of TiVo, Inc., a publicly traded technology firm specializing in the delivery of digital video recording television services. From June 1999 through October 2001, Mr. Guenther served as Vice President of Business Development and Senior Vice President of Business Development and Revenue Operations at TiVo. From August 1998 to June 1999, Mr. Guenther was a partner at Paul, Hastings, Janofsky & Walker LLP, an international law firm. Mr. Guenther is also on the Board of Directors of Integral Development Corp., a software developer providing e-commerce solutions for capital market transactions to banks and other financial institutions. Mr. Guenther holds a B.A. and a J.D. from the University of Colorado and an MBA from the University of San Francisco.

        Mr. Rossetti has served as a director of Tier since November 1995. Since February 1997, he has served as President of Riverside Capital Partners, Inc., a venture capital investment firm. Since 1997, Mr. Rossetti has also been a general partner in several real estate limited liability companies, all commonly controlled by Riverside Capital Holdings. Mr. Rossetti was a certified public accountant with the Boston office of Coopers & Lybrand (now PricewaterhouseCoopers LLP) from 1966 through 1972. Mr. Rossetti is on the

Board of Horizon Natural Resources, the advisory board of Hamilton Associates and serves as a trustee of Northeastern University. He received a B.S. from Northeastern University.

        Mr. Weaver has served as Tier's Chief Executive Officer since August 2003 and its President since January 2002. He was elected a director in October 2003. He was Chief Operating Officer of the Company from November 2002 through August 2003. Mr. Weaver joined Tier as President, Government Services Division in May 1998 and became President, U.S. Operations in August 2000. From June 1997 until May 1998, Mr. Weaver served as Vice President, Government Solutions of BDM International, Inc., an information technology company, where he was responsible for strategic planning, policy and procedure development, client base expansion and overall business planning and development. From March 1995 until June 1997, he served as National Program Director, Public Sector for Unisys Corporation, an information technology company. Prior to that time, he served as Director, Public Sector Services with Lockheed Information Management Services and District Manager with the Commonwealth of Virginia, Division of Child Support Enforcement. Mr. Weaver received a B.A. in Psychology from California University of Pennsylvania.

        Mr. Scott has been a partner in Cambridge Property Group, LP, a commercial real estate acquisition and management firm, since 1986 and its Managing Partner since 1987. Since 1992, he has served as Vice Chairman and President of Cambridge Holdings, Inc., a developer, owner and manager of office buildings. Mr. Scott serves on the Board of Trustees of American Community Properties Trust. Mr. Scott received a B.S. in Engineering from Cornell University and an MBA from Harvard University.

        Mr. Van Faasen, whose term of office as a Director at Tier expires as of the Annual Meeting, has served as a director of Tier since June 1999. Mr. Van Faasen became Chairman, President and Chief Executive Officer of Blue Cross Blue Shield of Massachusetts, Inc., a non-profit company providing health benefits, products and services, in March 2002 and served as President and Chief Executive Officer since September 1992. From 1990 to March 1992 he also served as its Executive Vice President and Chief Operating Officer and was appointed President-Designee on March 18, 1992. Mr. Van Faasen currently serves on the Board of Directors of IMS Health, Liberty Mutual Group, and NSTAR. Mr. Van Faasen received a B.A. from Hope College and an MBA from Michigan State University.

Board Committees and Meetings

        During the fiscal year ended September 30, 2003, the Board held 11 meetings. The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

        The Audit Committee is composed of three independent directors: Messrs. Cabot, Guenther and Rossetti. Mr. Rossetti is an "audit committee financial expert" within the meaning of the rules of the SEC. The Governance and Nominating Committee reviewed the Nasdaq listing standards' definition of independence for audit committee members and the independence requirements for audit committee members promulgated by the SEC and has determined that each member of the Committee meets these standards. The Audit Committee met seven times during the fiscal year ended September 30, 2003. The Audit Committee oversees the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee's authority includes discussing with management the Company's processes to manage business and financial risk, and for compliance with applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation and oversight of the independent auditor engaged to prepare audit reports on the Company's financial statements. The specific responsibilities in carrying out the Audit Committee's oversight role are delineated in the Audit Committee Charter, which is attached as Appendix 1 to this Proxy Statement. The Audit Committee annually reviews and reassesses its Charter.

        The Compensation Committee is currently composed of three independent directors: Messrs. Berger, Cabot and Van Faasen. Mr. Scott has been designated to replace Mr. Van Faasen on the Compensation Committee upon Mr. Scott's election at the Annual Meeting. Each of the Compensation Committee

members is independent within the meaning of the Nasdaq listing standards' definition of independence for board members. The Compensation Committee met three times during the fiscal year ended September 30, 2003. The Compensation Committee's primary responsibilities are to (i) review and recommend to the Board the compensation of the Company's Chief Executive Officer and other executive officers of the Company; (ii) review executive bonus plan allocations; (iii) oversee and advise the Board on the adoption of policies that govern the Company's compensation programs; (iv) oversee the Company's administration of its equity-based compensation and other benefit plans; and (v) approve grants of stock options and stock awards to officers and employees of the Company.

        In November 2003, the Nominating Committee expanded its responsibilities to include oversight of the Company's corporate governance profile and was re-named the Governance and Nominating Committee. The Governance and Nominating Committee is currently composed of three independent directors: Messrs. Berger, Cabot and Van Faasen. Mr. Scott has been designated to replace Mr. Van Faasen on the Governance and Nominating Committee upon Mr. Scott's election at the Annual Meeting. Each of the Governance and Nominating Committee members are independent within the meaning of the Nasdaq listing standards' definition of independence for board members. The Nominating Committee met one time during the fiscal year ended September 30, 2003. The Governance and Nominating Committee interviews, evaluates, and recommends individuals for membership on Tier's Board of Directors and committees thereof, evaluates and, where appropriate, recommends to the Board of Directors regarding whether a member of the Board qualifies as "independent" within the meaning of applicable Nasdaq rules, nominates specific individuals to be elected as members of the Board, and recommends guidelines and policies relating to corporate governance for adoption by the Board of Directors. The specific responsibilities of the Governance and Nominating Committee are delineated in the Governance and Nominating Committee Charter.

        The Company's Bylaws provide that any shareholder of record who is entitled to vote for the election of directors and who was a shareholder of record when providing the notice required in this section below may nominate persons for election as directors only if timely written notice in proper form of the intent to make a nomination at a meeting of stockholders is received by the Secretary of Tier Technologies, Inc. at 2001 N. Main Street, Suite 500, Walnut Creek, California 94596. To be timely under the Bylaws, the notice generally must be delivered not less than 60 nor more than 90 days prior to the date of the meeting at which directors are to be elected, but if less than 70 days advance notice or public disclosure of the date of such meeting is given or made by the Company, the Company must receive such notice by the close of business on the tenth day following the mailing of notice or public disclosure of the date of such meeting. To be in proper form, the notice must contain prescribed information about the proponent and each nominee, including such information about each nominee and proponent as would have been required to be included in a proxy statement made in connection with solicitations of proxies for elections of directors pursuant to Section 14 of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder.

        During the fiscal year ended September 30, 2003, all current directors, except Mr. Van Faasen, attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Corporate Governance

        Tier's commitment to strong principles and the highest ethical standards is critical to the Company's goal of driving sustained shareholder value. To that end, during the last fiscal year, the Board of Directors and Company management have reviewed the Company's corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq. Based on this review, in November 2003 the Board of Directors adopted a Code of Ethics for the Company's Chief Executive Officer, Chief Financial Officer and persons performing similar functions. The Code of Ethics is posted on the Company's website, and is located at the following Internet address: http://www.tier.com/art/Code of Ethics.pdf.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2004 and has further directed that management submit the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2004 for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since July 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

        AUDIT FEES. The aggregate fees paid to PricewaterhouseCoopers LLP for the audit of the Company's financial statements for the fiscal year ended September 30, 2003 and for the review of the Company's interim financial statements were $275,382.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. PricewaterhouseCoopers LLP did not render information technology consulting services to the Company in the fiscal year ended September 30, 2003.

        ALL OTHER FEES. No other fees were paid to PricewaterhouseCoopers LLP for professional services performed during the fiscal year ended September 30, 2003, other than audit fees.

        For the fiscal year ended September 30, 2003, the Audit Committee has considered whether the rendering of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence and concluded that, with respect to the Company, PricewaterhouseCoopers LLP is independent.

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of September 30, 2003 by: (i) each director and nominee for election as a director; (ii) each of the Named Executive Officers (as set forth in the Summary Compensation Table); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)(2)(3)
					Percentage of Total Voting Power(5)
Beneficial Owner(4)	Number of Class A Shares	Percentage of Class A Shares	Number of Class B Shares	Percentage of Class B Shares
James L. Bildner	880,000	100.0%	546,661	3.0%	34.5%
T. Rowe Price Associates, Inc.(6)	—	—	2,237,200	12.6%	8.4%
Zesiger Capital Group, LLC(7)	—	—	2,007,900	11.3%	7.6%
Janus Capital Management, LLC(8)	—	—	1,664,695	9.4%	6.3%
Janus Venture Fund(9)	—	—	1,551,485	8.7%	5.8%
Investment Counselors of Maryland, LLC(10)	—	—	1,190,000	6.7%	4.5%
Kern Capital Management, LLC(11)	—	—	1,127,000	6.3%	4.2%
INVESCO Funds Group, Inc.(12)	—	—	923,910	5.2%	3.5%
James R. Weaver	—	—	265,316	1.5%	1.0%
Laura B. DePole	—	—	155,120	*	*
Samuel Cabot III	—	—	99,810	*	*
Ronald L. Rossetti	—	—	95,024	*	*
William C. Van Faasen	—	—	70,000	*	*
Morgan P. Guenther	—	—	66,000	*	*
Harry W. Wiggins	—	—	50,204	*	*
Charles W. Berger	—	—	20,000	*	*
Martin V. Joyce, Jr.	—	—	—	—	—
Michael P. Presto	—	—	—	—	—
T. Michael Scott	—	—	—	—	—
All directors and executive officers as a group (13 persons)	880,000	100.0%	1,369,415	7.2%	36.4%

* Represents beneficial ownership of less than 1%.

(1)
This table is based upon information supplied by officers, directors, director nominees and principal shareholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
The calculation of the applicable percentage of beneficial ownership of each class and of total voting power is based on 880,000 shares of Class A common stock and 17,777,645 shares of Class B common stock outstanding as of September 30, 2003 plus, for each person or group, any shares such person or group had the right to acquire on or prior to November 29, 2003 (including shares issuable upon the exercise of stock options).

(3)
Includes shares issuable upon the exercise of outstanding stock options that were exercisable on September 30, 2003 or became exercisable on or prior to November 29, 2003 as follows:

Beneficial Owner	Number of Class B Shares
James L. Bildner	530,161
James R. Weaver	263,316
Laura B. DePole	151,120
Martin V. Joyce, Jr.	—
Ronald L. Rossetti	95,000
Samuel Cabot III	95,000
Morgan P. Guenther	65,000
William C. Van Faasen	65,000
Harry W. Wiggins	48,333
Charles W. Berger	20,000
Michael P. Presto	—
T. Michael Scott	—
All directors and executive officers as a group	1,332,930

(4)
Except as indicated by footnote, the address of each of the officers, directors and other shareholders listed above is c/o Tier Technologies, Inc., 2001 N. Main Street, Suite 500, Walnut Creek, California 94596.

(5)
In calculating the percentage of total voting power, the voting power of shares of Class A common stock and Class B common stock is aggregated. Holders of Class A common stock are entitled to ten votes per share and holders of Class B common stock are entitled to one vote per share on all matters.

(6)
Address: 100 E. Pratt Street, Baltimore, MD 21289. Based upon information provided by T. Rowe Price Associates, Inc. to the Company on October 29, 2003. T. Rowe Price Associates, Inc. has sole dispositive power for the entire holding of 2,237,200 shares and has sole voting power for 460,800 shares. These securities are owned by various individual and institutional investors, including the T. Rowe Price New Horizons Fund, Inc., which owns 1,750,000 shares, to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)
Address: 320 Park Avenue, New York, NY 10022. Based upon information provided by Zesiger Capital Group, LLC on October 15, 2003. Zesiger Capital Group, LLC has sole investment power for 1,150,400 shares and has sole voting power for 857,500 shares.

(8)
Address: 100 Filmore Street, Denver, CO 80206. Based upon information provided by Janus Capital Management, LLC on October 31, 2003.

(9)
Address: 100 Filmore Street, Denver, CO 80206. Based upon information provided by Janus Venture Fund on October 31, 2003.

(10)
Address: 803 Cathedral Street, Baltimore, MD, 21201. Based upon information provided by Investment Counselors of Maryland, LLC on November 14, 2003. Investment Counselors of Maryland, LLC has sole voting power for 932,600 shares and shared voting power for 257,400 shares.

(11)
Address: 114 West 47th Street, Suite 1926, New York, NY 10036. Based on information provided by Kern Capital Management, LLC on October 27, 2003. Kern Capital Management, LLC has acquired stock in the Company for the benefit of several client accounts. Kern Capital Management, LLC has investment and voting authority with respect to these client accounts. Robert E. Kern Jr. and David Kern are Controlling Members of Kern Capital Management, LLC and may be deemed the beneficial owner of the securities in that they may be deemed to share the power to the voting or disposition of the securities. This does not constitute an admission that either Robert Kern or David Kern is, for any purpose, the beneficial owner of the securities and such beneficial ownership is expressly denied.

(12)
Address: 11 Greenway Plaza, Suite 800, Houston, TX 77046. Based on address information contained in INVESCO Funds Group, Inc. corporate website and on information in INVESCO Funds Group, Inc. Schedule 13(g) filed on February 12, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2003, the Company's officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation of Directors

        The members of the Board are reimbursed for reasonable travel expenses incurred in attending Board meetings. Since January 2001, the Company has paid to each continuing non-employee member of the Board an annual retainer of $10,000, payable quarterly in arrears, and fees of $1,000 for each Board meeting attended and $500 for each Committee meeting attended, provided that such Committee meeting did not occur in conjunction with a Board meeting. In November 2003, the Board of Directors adopted a revised compensation plan for non-employee members of the Board, which shall take effect starting January 28, 2004. Under this new plan, the Company shall pay to each continuing non-employee member of the Board an annual retainer of $15,000, payable quarterly in arrears, and fees of $1,000 for each Board meeting attended and $500 for each Committee meeting attended.

        Non-employee members of the Board receive a grant, upon their initial election, of fully vested options to purchase 10,000 shares of Class B common stock and an annual grant, upon their re-election, of fully vested options to purchase 10,000 shares of Class B common stock under the Company's Amended and Restated 1996 Equity Incentive Plan. Upon their re-election at the Annual Meeting on January 22, 2003, Messrs. Berger, Cabot, Guenther, Rossetti and Van Faasen were each awarded grants of fully vested options to purchase 10,000 shares of Class B common stock. Effective January 28, 2004, the number of shares subject to the initial and annual grants has been increased to 20,000.

        In general, option grants to the non-employee directors are non-discretionary. The exercise price of options granted to the directors is 100% of the fair market value of the Class B common stock on the date of the option grant. Options granted to non-employee directors are typically fully vested on the date of grant. The term of options granted to non-employee directors is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, at the sole discretion of the Board and to the extent permitted by applicable law, any surviving corporation: (i) shall assume all options under the Plan, (ii) shall substitute similar options for those outstanding under the Plan, (iii) shall accelerate the time during which such options may be exercised and the options terminate if not exercised prior to such event, or (iv) such options shall continue in full force and effect.

Compensation of Executive Officers

        The following table shows compensation awarded or paid to, or earned by, each person who served as the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") for the fiscal years ended September 30, 2003, 2002 and 2001:

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)		Number of Shares Underlying Options Granted (#)(2)	All Other Compensation($)
James L. Bildner Chairman of the Board/ Chief Executive Officer(3)	2003 2002 2001	583,728 602,708 548,958	— — 172,712	— — —		61,506 136,913 69,068	1,020 38,250 38,155	(4) (5) (5)
James R. Weaver President and Chief Executive Officer	2003 2002 2001	444,127 408,542 347,917	— 106,917	— — 100,000	(6)	37,892 100,168 42,756	861 8,079 —	(4) (5)
Laura B. DePole Chief Operating Officer, Official Payments Corporation	2003 2002 2001	300,000 298,958 261,458	— — 41,122	— — —		13,864 59,228 16,445	612 — —	(4)
Harry W. Wiggins(7) Senior Vice President and General Manager of Government Services	2003 2002 2001	301,974 225,000 4,327	84,444 — —	35,190 30,791 —	(8) (8)	25,000 100,000 —	622 — —	(4)
Martin V. Joyce(9) Senior Vice President and General Manager Commercial Services	2003 2002	283,077 —	— —	— —		100,000 —	561 —	(3)
Michael P. Presto(10) Chief Operating Officer, Official Payments Corporation	2003 2002	247,917 43,750	350,000 —	49,299 —	(11)	— —	81,417 —	(12)

(1)
Except as expressly disclosed herein, excludes perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for such Named Executive Officer.

(2)
Includes stock options awarded by the Compensation Committee on November 11, 2002 to Mr. Bildner, Mr. Weaver and Ms. DePole to purchase 30,753, 18,946 and 6,932 shares of the Company's Class B common stock, respectively, for fiscal year 2002 performance, according to the terms of the Incentive Compensation Plan for the fiscal year ended September 30, 2002. The number of options issued was calculated using the Black-Scholes option valuation methodology. Also includes an additional discretionary grant of stock options to purchase 30,753, 18,946 and 6,932 shares of the Company's Class B common stock to Mr. Bildner, Mr. Weaver and Ms. DePole, respectively, for fiscal year 2002 performance, as awarded by the Compensation Committee on November 11, 2002. Further

  includes a discretionary grant of stock options to Mr. Wiggins to purchase 25,000 shares of the Company's Class B common stock, for fiscal year 2002 performance, as awarded by the Compensation Committee on November 11, 2002.

(3)
Mr. Bildner was the Company's Chief Executive Officer until August 2003.

(4)
Represents the premium paid by the Company for a group term life benefit.

(5)
Represents premiums paid and the executive's interest in the cash surrender value of life insurance policies.

(6)
Represents forgiveness of debt owed by Mr. Weaver to the Company.

(7)
Mr. Wiggins' employment terminated effective December 12, 2003.

(8)
Represents forgiveness of debt owed by Mr. Wiggins to the Company.

(9)
Mr. Joyce's employment with the Company terminated effective September 30, 2003.

(10)
Mr. Presto's employment with the Company terminated effective May 15, 2003.

(11)
Represents $4,408 as an automobile allowance, and $44,891 in accrued vacation pay-out.

(12)
Represents a $72,917 severance payment, $8,500 reimbursement in lieu of electing COBRA coverage and other benefits and elections and $383 for the premiums paid by the Company for a group term life benefit.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under the Company's Amended and Restated 1996 Equity Incentive Plan. The following tables show for the fiscal year ended September 30, 2003, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

OPTION GRANTS IN THE FISCAL YEAR ENDED SEPTEMBER 30, 2003

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Shares Underlying Options Granted(#)		Percent of Total Options Granted to Employees(1)		Exercise Price ($/Sh)(2)	Expiration Date	5%($)	10%($)
James L. Bildner	30,753 Class B(4 30,753Class B(4	) )	5.0 5.0	% %	14.82 14.82	11/10/12 11/10/12	286,625 286,625	726,363 726,363
James R. Weaver	18,946 Class B(4 18,946 Class B(4	) )	3.1 3.1	% %	14.82 14.82	11/10/12 11/10/12	176,581 176,581	447,491 447,491
Laura B. DePole	6,932 Class B(4 6,932 Class B(4	) )	1.1 1.1	% %	14.82 14.82	11/10/12 11/10/12	64,608 64,608	163,729 163,729
Harry W. Wiggins	25,000Class B(5)		4.1%		14.82	01/11/04	233,005	590,482
Martin V. Joyce, Jr.	100,000 Class B(6)		16.3%		14.82	9/30/03	932,022	2,361,926
Michael P. Presto	—		—		—	—	—	—

(1)
Based on options to purchase an aggregate of 614,262 shares of Class B common stock granted to employees in the fiscal year ended September 30, 2003, including options granted to the Named Executive Officers.

(2)
The exercise price equaled or exceeded the fair market value on the date of grant as reported on the Nasdaq National Market. The fair market value of the Class B common stock on September 30, 2003 was $8.91 per share.

(3)
The potential realizable value is calculated based on the term of the option at its time of grant (10 years), assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually. The potential realizable value of the options does not reflect the Company's estimate or projection of the future stock price performance. Actual gains, if any, are dependent on the actual future price of the Company's Class B common stock.

(4)
Options fully vested on date of grant.

(5)
Vesting is one-third on each anniversary of the grant for three years. Mr. Wiggins vested in 8,333 shares prior to the termination of his employment with the Company.

(6)
Vesting was one-fifth on each anniversary of the grant for five years. No shares vested prior to the termination of Mr. Joyce's employment with the Company.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED SEPTEMBER 30, 2003
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
James L. Bildner	—	—	530,161	80,000	242,349	—
James R. Weaver(3)		—	263,316	120,000	379,408	204,600
Laura B. DePole(4)	20,000	169,716	151,120	80,000	217,727	136,400
Harry W. Wiggins	—	—	20,000	105,000	—	—
Martin V. Joyce, Jr.	—	—	—		—	—
Michael P. Presto	—	—	—	—	—	—

(1)
The value realized is based on the market price per share of Class B common stock at the date of exercise, less the exercise price.

(2)
The value of unexercised in-the-money options is calculated based on the fair market value of the Class B common stock on September 30, 2003 of $8.91 per share. Amounts reflected are based on such fair market value minus the aggregate exercise price and do not necessarily reflect that the optionee sold such stock.

(3)
On December 1, 2003, Mr. Weaver was awarded options to purchase 325,000 shares of the Company's Class B common stock at an exercise price of $7.88 per share.

(4)
On December 1, 2003, Ms. DePole was awarded options to purchase 7,500 shares of the Company's Class B common stock at an exercise price of $7.88 per share.

EMPLOYMENT AND SEVERANCE AGREEMENTS

        In December 1996, the Company entered into an employment agreement with Mr. Bildner, the Company's Chairman of the Board. The agreement, as amended through August 2002, provided for an annual base salary of not less than $550,000 and incentive compensation eligibility, pursuant to the Company's Incentive Compensation Plan, of up to 110% of annual base salary. The agreement expires on April 1, 2004. In October 2003, the Company amended this agreement for Mr. Bildner to continue as an employee of the Company until April 2004 at the annual base salary of $100,000. The letter agreement also provides, among other things, that Mr. Bildner is entitled to the following upon his execution of a waiver and release of all claims: (i) $675,000 paid in three installments of $225,000 on November 1, 2003, April 1, 2004, and April 1, 2005; (ii) immediate vesting of all Mr. Bildner's stock options and an extension of the exercise period on Mr. Bildner's stock options until April 1, 2006; and (iii) reimbursement during Mr. Bildner's COBRA eligibility of that portion of Mr. Bildner's insurance premiums that the Company paid during Mr. Bildner's employment with the Company. If Mr. Bildner's employment with the Company is terminated for any reason before April 2004, Mr. Bildner would be entitled to the unpaid balance of his base salary and reimbursement for that portion of Mr. Bildner's insurance premiums that the Company paid during Mr. Bildner's employment through the last day of Mr. Bildner's COBRA health benefit coverage.

        In April 1998, the Company entered into a letter agreement with Mr. Weaver, the Company's current President and Chief Executive Officer. Pursuant to the agreement, amended in May 1998, Mr. Weaver received an annual base salary of $200,000 and was eligible to receive an annual incentive bonus of approximately 50% of base salary based on achievement of certain performance criteria. The letter agreement also provided that Mr. Weaver was eligible to receive a stock option grant of no less than 37,500 shares annually based upon his performance and the Company's performance and that in the event of his termination by the Company other than for cause, all outstanding unvested options held by Mr. Weaver would immediately vest. Mr. Weaver's annual base salary has since been increased to $500,000 and his maximum incentive compensation eligibility has been increased to 100% of his annual base salary. Pursuant to the letter agreement, the Company also provided Mr. Weaver with a relocation loan of $100,000, which bore interest at 5.50% per annum, which principal amount was to be forgiven at the end of three years provided Mr. Weaver remained employed by the Company. The relocation loan was forgiven in its entirety in the fiscal year ended September 30, 2001. Mr. Weaver also received an option to purchase 50,000 shares of Class B common stock, at an exercise price equal to 100% of the fair market value of such stock on the date of grant, which options vested over three years from the date of grant. During the fiscal year ended September 30, 2001, the Company entered into a severance and change in control benefits agreement with Mr. Weaver. The agreement provides, among other things, that upon the occurrence of a Covered Event (as defined in the agreement), Mr. Weaver is entitled, upon his execution of a waiver and release of all claims, to continuation of his current base salary for a period of 24 months from the date of the Covered Event. In addition, if Mr. Weaver's termination is an Involuntary Termination without Cause prior to or within 12 months following a Change in Control (as such terms are defined in the agreement), and if Mr. Weaver elects continued coverage under federal COBRA law, the Company shall pay the premiums of such coverage, including coverage for Mr. Weaver's eligible dependents who were enrolled immediately prior to such termination, for a maximum period of 18 months following such termination. The Company's obligation to pay such premiums shall cease immediately upon the date Mr. Weaver becomes covered under any other group health plan (as an employee or otherwise). In the Company's discretion, any payments resulting from this agreement may be paid over time or in one lump sum.

        In August 2002, the Company entered into a severance and change in control benefits agreement with Ms. DePole, Chief Operating Officer of the Company's wholly owned subsidiary, Official Payments Corporation ("OPC"). The agreement provides, among other things, that upon the occurrence of a Covered Event (as defined in the agreement), Ms. DePole is entitled, upon her execution of a waiver and release of all claims, to a lump sum payment equivalent to her current base salary for a period of

18 months. In addition, if Ms. DePole's termination is an Involuntary Termination without Cause prior to or within 12 months following a Change in Control (as such terms are defined in the agreement), and if Ms. DePole elects continued coverage under federal COBRA law, the Company shall pay the premiums of such coverage, including coverage for Ms. DePole's eligible dependents who were enrolled immediately prior to such termination, for a maximum period of 18 months following such termination. The Company's obligation to pay such premiums shall cease immediately upon the date Ms. DePole becomes covered under any other group health plan (as an employee or otherwise).

        Effective September 2002, the Company amended its employment agreement with Mr. Wiggins, the Company's former Senior Vice President and General Manager, Government Services Division. Pursuant to the amended agreement, Mr. Wiggins was to receive an annual base salary of not less than $305,000. Mr. Wiggins received a retention bonus of $84,444 on April 1, 2003. Mr. Wiggins resigned from the Company effective December 12, 2003.

        In October 2002, the Company entered into an employment agreement with Mr. Joyce, the Company's former Senior Vice President and General Manager, Commercial Services. This agreement was terminated by the Company effective September 30, 2003. Pursuant to the agreement, Mr. Joyce received an annual base salary of $300,000 and was eligible to receive an annual discretionary incentive compensation of up to 50% of base salary based on achievement of certain performance criteria of the Company and of the Commercial Services business unit. In addition, Mr. Joyce was eligible to receive annual performance incentive of 20% of base salary based on achievement of certain performance criteria for Commercial Services. Upon the termination of his employment with the Company on September 30, 2003 and in return for waiving notice of termination, Mr. Joyce received $25,000. In addition, because the termination of employment was not for Cause (as defined in the agreement), he is receiving a continuation of his base salary through February 2004. The Company is required to pay the premiums of his health benefit coverage through the earlier of March 2004 or the date when Mr. Joyce becomes covered under any other group health plan.

        In July 2002, the Company entered into an employment agreement with Michael P. Presto, former Chief Operating Officer of OPC. The term of the agreement, amended in January 2003, expired in May 2003. Under the agreement, Mr. Presto received an annual base salary of $350,000 per year. Under the agreement, Mr. Presto received a one-time bonus of $100,000 on January 15, 2003 and another one-time bonus of $250,000 on May 15, 2003. In addition, upon his termination of employment with OPC on May 15, 2003, Mr. Presto became entitled to receive a severance payment of $250,000, payable over a 12-month period. Within 14 days of the termination of his employment, Mr. Presto also received an additional lump sum of $8,500 in lieu of participating in certain benefit plans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

General

        The Compensation Committee has overall responsibility for the Company's executive compensation policies and programs. As part of its responsibility, the Compensation Committee approves all elements of compensation for the Company's executive officers. During the year ended September 30, 2003, the Compensation Committee was comprised of Messrs. Berger, Cabot and Van Faasen, all of whom are independent directors.

Philosophy

        The objective of the Company's executive compensation strategy is to develop and maintain executive reward programs that contribute to the enhancement of shareholder value, while attracting, motivating and retaining key executives who are essential to the long-term success of the Company. The Compensation Committee reviews and approves base salary, incentive and equity compensation for the Chief Executive

Officer and other senior executives; establishes, reviews and approves short-term and long-term incentive programs, including the Company's Incentive Compensation Plan (the "ICP"); and reviews and approves incentive and equity compensation to be allocated to all employees.

        The Compensation Committee believes that, in light of the fiscal year 2003 compensation levels of the Named Executive Officers, the Company was not affected by the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limit the deductibility of executive compensation in excess of $1,000,000 per officer that is not performance-based. The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Annual Base Salary

        The Compensation Committee reviews base salaries annually and establishes base salaries of the Company's executives at levels that the Compensation Committee considers to be appropriately consistent with the objectives outlined above and in light of the experience, responsibilities and performance of each executive officer and the competitive marketplace.

Incentive Compensation Plan

        The ICP, which was approved by the Compensation Committee effective October 1, 2000, provides selected key employees opportunities to receive awards in the form of cash, fully vested stock option grants, other stock grants, or any combination of these, with the value of options granted in lieu of cash determined by the Black-Scholes valuation model. Such awards are based on performance objectives and performance levels established by the Committee for each plan year with respect to each participant.

        For fiscal year 2003, the Compensation Committee approved the participation of Mr. Bildner, Ms. DePole and Mr. Weaver under the ICP and established a maximum award percentage ranging from 50% to 110% of each participant's base salary. Performance objectives for the year consisted of threshold, target and maximum award levels based on the Company's diluted earnings per share as adjusted for certain charges (representing one-third of each participant's total award percentage), revenue (one-third) and average share price (one-third). In addition to the performance objectives, the Committee further established that if the Company's stock price reached a certain average for the last 30 calendar days of the fiscal year, then Mr. Bildner, Ms. DePole and Mr. Weaver would be entitled to an additional 5% bonus. Based on information compiled by management and approved by the Committee, no threshold award levels were reached during the fiscal year 2003 and no award was provided under the ICP.

        On November 11, 2002, under the ICP for fiscal year 2002, Mr. Bilnder, Ms. DePole and Mr. Weaver were awarded incentive compensation equal to 25% of the total potential bonus under the ICP in the form of stock options valued according to the Black-Scholes valuation model as of November 11, 2002.

Option Grants to Key Executives

        On November 11, 2002, the Compensation Committee awarded discretionary stock option grants in the Company's Class B common stock to Mr. Bildner for 61,506 shares, to Ms. DePole for 13,864 shares, and to Mr. Weaver for 37,892 shares. These option grants were granted in recognition of these executive officers' efforts in helping the Company achieve various strategic events, outside of the specific contemplation of the ICP, specifically: 1) strengthening the Company's capital base; 2) the sale of the Company's operations in Australia; and 3) the successful acquisition of OPC. On November 11, 2002, the Compensation Committee also awarded a stock option grant to Mr. Joyce for 100,000 shares of the Company's Class B common stock pursuant to his employment agreement with the Company. In addition, on November 11, 2002 the Compensation Committee awarded a discretionary stock option grant to Mr. Wiggins for 25,000 shares of the Company's Class B common stock for his individual performance during fiscal year 2002.

        On December 1 2003, the Compensation Committee awarded Mr. Weaver a stock option grant of 325,000 shares of the Company's Class B common stock and awarded Ms. DePole a stock option grant of 7,500 shares of the Company's Class B common stock. These option grants were granted as incentive compensation to motivate these executive officers' future performance and ongoing contributions to the Company's success.

Annual Bonus Incentives

        Annual discretionary bonus awards to officers and other non-executive employees who do not participate in the ICP are designed to provide a short-term incentive based upon individual, strategic business unit and/or corporate performance. In addition, the Compensation Committee may from time to time grant discretionary bonuses to participants in the ICP based on factors other than the corporate performance objectives specified therein.

Stock Options

        As part of its responsibilities, the Compensation Committee administers the Amended and Restated 1996 Equity Incentive Plan, under which stock options may be granted. Stock options provide value to participants when shareholders benefit from stock price appreciation and, as a result, are an important component of the Company's annual executive compensation program. The Compensation Committee intends that stock-based incentives will be the primary long-term incentive payable to the Company's executive officers. Stock options granted to executive officers at the time of hiring and periodically thereafter under the Plan are designed to provide long-term incentives and rewards tied to the price of the Class B common stock.

        The table above entitled "Option Grants in the Fiscal Year Ended September 30, 2003" shows the options granted to the Named Executive Officers during fiscal year 2003. In determining the size of the grants to executive officers, the Compensation Committee assessed relative levels of responsibility of the individual officers, other extraordinary service during fiscal year 2003, their expected future contributions and the long-term incentive practices of comparable companies.

        In accordance with the provisions of the Plan, the exercise price of all options granted was equal to the fair market value of the underlying Class B common stock on the date of grant. Accordingly, the value of these grants to executives and other officers depends on the future growth in share value of the Company's Class B common stock.

Other Compensation

        The Company, from time to time, has made loans to certain executives in connection with their exercise of stock options, the payment of taxes associated with those exercises, relocation expenses, costs associated with the purchase of housing, education expenses and personal expenses, some of which may be forgiven over time in recognition of the executive's continued performance. See "Certain Transactions." In accordance with the Sarbanes-Oxley Act of 2002, the Company will no longer make any personal loans to its executive officers or directors, nor will it make any material modifications to its outstanding grandfathered executive loans. The Company also voluntarily discontinued providing split-dollar life insurance policies to Messrs. Bildner and Weaver as of September 30, 2002.

CEO Performance Evaluation

        During the fiscal year 2003, Mr. Bildner was the Company's Chief Executive Officer from October 1, 2002 through August 30, 2003. During this time his base salary and ICP payout were determined in accordance with the criteria described in the "Annual Base Salary" and "Incentive Compensation Plan" sections of this report. The base salary of Mr. Bildner was set at $661,033 from October 1, 2002 through January 15, 2003; at $611,033 from January 16, 2003 through April 30, 2003; and at $500,000 from May 1, 2003 though the end of his term as Chief Executive Officer on August 30, 2003. These reductions in amounts were made at Mr. Bildner's request.

        Mr. Weaver became Chief Executive Officer of the Company on August 31, 2003. Mr. Weaver's base salary and ICP payout were determined in accordance with the criteria described in the "Annual Base Salary" and "Incentive Compensation Plan" sections of this report. Mr. Weaver's base salary was set at $500,000 on June 17, 2003 and reflected an increase in his responsibilities.

          The foregoing report is given by the members of the Compensation Committee, namely:

    Samuel Cabot III, Chair
    Charles W. Berger
    William C. Van Faasen

        The information contained in the foregoing report is not "soliciting material" is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As of September 30, 2003, the Compensation Committee was comprised of Messrs. Berger, Cabot, and Van Faasen. There were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's Board or Compensation Committee during the fiscal year ended of September 30, 2003.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The information contained in the following report is not "soliciting material" is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The Audit Committee is comprised of Messrs. Cabot, Guenther and Rossetti. All members of the Audit Committee meet the independence and experience requirements of the SEC and Nasdaq. The Board of Directors has adopted a written charter for the Committee which was amended in December 2004 in response to new regulatory requirements, including the Sarbanes-Oxley Act of 2002 and related rules and regulations issued by the SEC and Nasdaq.

        The Audit Committee oversees management's conduct of the Company's accounting and financial reporting process, including the Company's financial statements and reports, the Company's systems of internal accounting and financial controls and the independent audit of the Company's financial statements. As set forth in its charter, the Committee acts only in an oversight capacity and relies on the work and assurances of both management, which has primary responsibility for the Company's financial statements and reports, as well as the independent auditors who are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including the quality and acceptability of the Company's financial reporting process and controls, and by the Sarbanes-Oxley Act of 2002.

        The Audit Committee meets regularly with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting practices. The Committee recommended the engagement of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2003 and reviewed with them the overall audit scope and plans. In reaching its recommendation, the Committee considered the qualifications of PricewaterhouseCoopers LLP and discussed with PricewaterhouseCoopers LLP their independence from the Company and its management, including a review of the audit and non-audit services provided by them to the Company. The Committee also received and discussed with PricewaterhouseCoopers LLP their written disclosures required by Independence Standards Board Standard No. 1.

        In reliance on the reviews and discussions noted above, the Committee recommended to the Board of Directors (and the Board has approved) that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the SEC.

        The foregoing report is given by the members of the Audit Committee, namely:

    Morgan P. Guenther, Chair
    Samuel Cabot III
    Ronald L. Rossetti

PERFORMANCE GRAPH

        The following graph compares the Company's total share price performance of the Class B common stock for the period beginning with September 30, 1998 through the fiscal year ended September 30, 2003, with the total share price performance of the Nasdaq Market Index and the Russell 2000 Index. The comparison assumes $100.00 was invested on September 30, 1998 in the Class B common stock and in each of the foregoing indices and assumes reinvestment of all dividends, if any.

Measurement Date	Tier	Russell 2000	Nasdaq
09/30/98	$100.00	$100.00	$100.00
09/30/99	41.67	119.07	163.12
9/30/00	44.51	146.92	217.03
9/30/01	72.73	115.76	88.74
9/30/02	114.67	104.99	69.90
9/30/03	54.00	143.32	106.49

        The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN TRANSACTIONS

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements provide such persons with indemnification, to the maximum extent permitted by the Company's Articles or Bylaws or by the California General Corporation Law, against all expenses, claims, damages, judgments, and other amounts (including amounts paid in settlement) for which such persons become liable as a result of acting in any capacity on behalf of the Company, subject to certain limitations.

        The Company has made loans to certain employees in connection with their exercise of stock options, the payment of taxes associated with those exercises, relocation expenses, costs associated with the purchase of housing, education expenses and personal purposes. All loans have been made pursuant to full-recourse, interest-bearing promissory notes and certain notes are secured by a pledge of Common Stock held by the employee. Interest rates range from 3.55% to 7.18% and vary based on the term of the loan and its date of origination. The loans have original terms from one to ten years. Forgivable loans have terms of up to three years and may be forgiven ratably over the note's term or at the note's maturity date for so long as the employee remains employed by the Company. As of September 30, 2003, the outstanding balance of loans and accrued interest to Mr. Bildner totaled $3,812,416, of which none is forgivable. Mr. Bildner has pledged a total of approximately 338,206 shares of Class A common stock as security for his obligations. As of September 30, 2003, the pledged stock had a market value of approximately $3,013,415. The outstanding balance of loans and accrued interest to Mr. Weaver totaled $75,000, which amount may be forgiven in its entirety. Upon his resignation from the Company in December 2003, the outstanding balance on Mr. Wiggins' loans from the Company and accrued interest, totaling $29,798, became immediately due and payable. In accordance with the Sarbanes-Oxley Act, there will be no extensions or material modifications made to the terms of the above loans.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Deanne M. Tully Secretary

December 26, 2003

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2003 is available without charge upon written request to: Corporate Secretary, Tier Technologies, Inc., 2001 N. Main Street, Suite 500, Walnut Creek, California 94596.

APPENDIX 1

TIER TECHNOLOGIES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

PURPOSE

        The primary purpose of the Audit Committee (the "Committee") shall be to act on behalf of the Company's Board of Directors to fulfill its oversight responsibilities to the Company's shareholders with respect to management's conduct of the Company's accounting and financial reporting process, including the Company's financial statements and reports, the Company's systems of internal accounting and financial controls and the independent audit of the Company's financial statements, as well as the quality and integrity of the Company's financial statements and reports, and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company's independent outside auditors (the "Auditors") and, commencing in October 2003, the performance of the Company's internal audit function. The Committee shall seek to maintain and foster open communication among the Committee, the Company's management, the Auditors and the internal auditors (the "Internal Auditors").

STRUCTURE, PROCESS AND MEMBERSHIP

        The Committee shall consist of at least three members of the Board of Directors. The Board of Directors shall appoint Committee members and the Committee Chair. Committee members shall satisfy the independence, financial literacy and experience requirements of the Securities and Exchange Commission ("SEC"), the Nasdaq Stock Market, Inc. ("Nasdaq"), or such other exchange on which the Company's securities are then qualified. At least one member shall meet the applicable Nasdaq financial experience requirements as in effect from time to time.

        The Committee shall hold such regular or special meetings as its members and the Committee Chair shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting. A majority of the members of the Committee shall constitute a quorum for transacting business. All actions of the Committee shall be taken by a majority vote of the members present at a meeting at which a quorum is present. The operation of the Committee shall be subject to the Company's Bylaws as in effect from time to time and California General Corporation Law.

RESPONSIBILITIES

        In fulfilling its responsibilities, the Committee recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee believes that its functions and procedures should remain flexible in order to address changing conditions and accounting rules and financial reporting requirements most effectively.

        The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, and oversee the Auditors as set forth in Section 10A(m)(2) under the Securities Exchange Act of 1934, as amended. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company's personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

        The Committee shall oversee the Company's financial reporting process on behalf of the Board of Directors, shall have direct responsibility for the appointment, compensation and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. To implement the Committee's purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

Independent Auditors

  •
  To evaluate the performance of the Auditors, to assess their qualifications and independence, pursuant to the rules promulgated by Nasdaq and the SEC, and to assess the Auditor's internal quality-control procedures and any material issues raised by that firm's most recent internal quality-control or peer review or any investigations by regulatory authorities.

  •
  To retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

  •
  To review and approve the engagement of the Auditors, including the scope, extent and procedures of and the fees for the audit, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

  •
  To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

  •
  To monitor the rotation of the partners of the Auditors on the Company's audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

  •
  To consider and, if deemed appropriate, adopt a policy regarding Committee pre-approval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company's account.

  •
  To receive written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard 1, to actively engage in a dialogue with the Auditors any disclosed relationships or services that may impact the objectivity and independence of the Auditors, and to take appropriate action to oversee the independence of the Auditors.

Documents and Reports

  •
  To prepare all reports, including the report required by the rules of the SEC to be included in the Company's annual proxy statement.

  •
  To review and discuss with management and the Auditors, as appropriate, the Company's disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its periodic reports to be filed with the SEC.

  •
  To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

  •
  To prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

  •
  To prepare and maintain minutes of Committee meetings and to report Committee actions to the Board of Directors on a regular basis or as requested.

  •
  To review and assess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval.

Risk Assessment and Management

  •
  To discuss with management and the Auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61 and any other matters required to be communicated to the Committee by the Auditors under generally accepted accounting standards.

  •
  As a Committee, or through the Committee Chair, if any, to review with management and the Auditors the Company's interim financial results to be included in the Company's Quarterly Report on Form 10-Q and the matters required to be discussed by SAS No. 61, within the time periods set forth in SAS No. 71.

  •
  To discuss with management and the Auditors the results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

  •
  To review and discuss with the Auditors any significant disputes or difficulties with management encountered during the audit, any significant changes to the Company's auditing and accounting principles and practices suggested by the Auditors, and any management letter provided by the Auditors, as well as management's responses thereto and implementation thereof.

  •
  To review and discuss with management and the Auditors, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor and control these exposures.

  •
  To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management's response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

Other

  •
  To review and discuss with the Auditors communications between the audit team and the firm's national office with respect to accounting or auditing issues presented by the engagement.

  •
  To confer with management and the Auditors regarding the scope, adequacy and effectiveness of financial reporting controls in effect, including any special audit steps taken in the event of material control deficiencies.

  •
  To review the responsibilities, budget and staff of the Company's Internal Auditors.

  •
  To confer with the Auditors, the Internal Auditors and management in separate executive sessions to discuss any matters that the Committee, the Auditors, Internal Auditors or management believe should be discussed privately with the Committee.

  •
  To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

  •
  To investigate any matter brought to the attention of the Committee within the scope of its duties, with full access to the Company's books, records, facilities and personnel, and with the power to retain outside counsel and a separate accounting firm if the Committee deems necessary or appropriate.

  •
  To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  •
  To review the results of management's efforts to monitor compliance with the Company's programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Ethical Conduct, including review and approval of related-party transactions as required by Nasdaq rules.

  •
  To review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the ensuing year, and the coordination of such plans with the Auditors, and to review the appointment, replacement, reassignment or dismissal of the Company's senior internal audit executives or managers, if any.

  •
  To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance or independence of the Company's Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

  •
  To perform such other functions, to have such powers and to take such other actions as may be required by law or applicable regulations, as requested by the Board of Directors, or as the Committee deems is necessary or appropriate in the efficient and lawful discharge of the foregoing.

APPENDIX 2

TIER TECHNOLOGIES, INC.
CLASS B COMMON STOCK PROXY
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 28, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned shareholder of Tier Technologies, Inc., hereby constitutes and appoints JAMES R. WEAVER and DEANNE M. TULLY and each of them, with full power of substitution, as proxy or proxies of the undersigned to vote the number of shares of Class B common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Tier Technologies, Inc., to be held at Tier's headquarters located at 2001 N. Main Street, Suite 500, Walnut Creek, California at 2:00 p.m. local time on January 28, 2004, and at any adjournments or postponements thereof, with respect to the proposals described in the Notice of Annual Meeting of Shareholders and Proxy Statement, in the manner specified below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

PROPOSAL NO. 1:

Nominees for Director: Charles Berger, James L. Bildner, T. Michael Scott and James. R Weaver for election by the holders of the Class A common stock and Class B common stock voting together as one class. Samuel Cabot III, Morgan P. Guenther and Ronald Rossetti for election by the holders of the Class B common stock voting as a separate class.

        ☐ FOR

        ☐ WITHHOLD

        Withhold authority to vote for the nominee(s) listed:

PROPOSAL NO. 2:

Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditors

        ☐ FOR

        ☐ AGAINST

        ☐ ABSTAIN

PLEASE MARK, SIGN AND DATE THIS
PROXY AND RETURN IT PROMPTLY WHETHER
OR NOT YOU PLAN TO ATTEND THE MEETING.
IF YOU DO ATTEND, YOU MAY VOTE
IN PERSON IF YOU DESIRE.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement dated December 26, 2003, and of the Company's Annual Report for the fiscal year ended September 30, 2003.

        Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated	, Signature
Signature if held jointly

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 28, 2004
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS JANUARY 28, 2004 INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES
OPTION GRANTS IN THE FISCAL YEAR ENDED SEPTEMBER 30, 2003
AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED SEPTEMBER 30, 2003 AND FISCAL YEAR-END OPTION VALUES
EMPLOYMENT AND SEVERANCE AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX 1
TIER TECHNOLOGIES, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
APPENDIX 2
TIER TECHNOLOGIES, INC. CLASS B COMMON STOCK PROXY ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 28, 2004